Exhibit 99.2



                             December 26,2002

Via Facsimile (309) 633-2693
----------------------------
ROHN Industries, Inc.
ROHN Construction, Inc.
ROHN Products, Inc.
ROHN de Mexico, S.A. de C.V.
ROHN Servicious, S.A. de C.V.
ROHN, Inc.
ROHN Installation Services, Inc.
6718 West Plank Road
Peoria, Illinois 61604
Attention:  Alan R. Dix, Chief Financial Officer

Ladies and Gentlemen:

     Reference is made to that certain Asset Purchase Agreement (the "Agreement"), dated as of November 27, 2002, by and among ROHN Industries, Inc., a Delaware corporation, ROHN Construction, Inc., a Texas corporation, ROHN Products, Inc., an Indiana corporation, ROHN de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States, ROHN Services, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States, ROHN, Inc. an Alabama corporation, ROHN Installation Services, Inc., a Delaware corporation, PFrank LLC, a Delaware limited liability company, and, solely for purposes of Section 6.3, 6.5 and 10.14 thereof, Platinum Equity LLC. a Delaware limited liability company, as amended. Notice is hereby given to the Sellers that Buyer hereby terminates the Agreement pursuant to Section 5.1(c)(iii)(B)(2) of the Agreement.

                                        Very truly yours,

                                        PFRANK LLC



                                        By:  /s/ John O. Lopez
                                           ----------------------------
                                           Name:  John O. Lopez
                                           Title: Exec. V.P.


cc:  Fried, Frank, Harris, Shriver & Jacobson
     Attention:  Thomas W. Christopher, Esq.
     Via Fascimile (212) 859-4000